UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

PEMSTAR, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a) On June 22, 2004, Ernst & Young LLP (“Ernst & Young”) informed Pemstar Inc. (the “Company) that Ernst & Young will resign as the Company’s independent auditor effective upon the completion of the quarterly review of the Company’s fiscal quarter ending June 30, 2004. The Company’s Audit Committee has accepted Ernst & Young’s resignation.

The reports of Ernst & Young on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for each of the two most recent fiscal years and through June 22, 2004, the date of this Report, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through June 22, 2004, the date of this Report, there have been no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)).

In response to the Company’s request, Ernst & Young has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated June 24, 2004, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) In accordance with the terms of the Company’s First Amended Audit Committee Charter, the Company’s Audit Committee has commenced a search to select the Company’s new independent auditor.

Item 7. Financial Statements and Exhibits

(c)	The following exhibit is being furnished herewith:

16.1	Letter dated June 24, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 24, 2004	PEMSTAR, INC.

	By:	/s/ Gregory S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

16.1 Letter dated June 24, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.